Exhibit (14)(b)
[FRONT COVER]

[State Street Research logo]

                           Your Window of Opportunity
                          State Street Research 403(b)

                    [Graphic: 3 windows, one slightly open]


                                    Inside
       ---------------------------------------------
       State Street Research Makes It Easy    page 1
                Use a 403(b) Before An IRA    page 3
                        403(b) Tax Savings    page 4
       The State Street Research Advantage    page 5
                    How to Open An Account    page 9

RETIREMENT PLANNING TAKES TIME

A comfortable retirement is the number one reason most people invest. And, today, successful retirement planning is more important than ever. Not only are we retiring earlier, but we're living longer. That means your retirement nest egg needs to last for 20 or 30 years.

Fortunately, the key to success in retirement planning isn't necessarily how much you invest. It's giving your money time to grow and making the right choices with your investments. This is why it pays to have a dedicated investment representative who understands your investment goals and can help you take advantage of investment opportunities.

STATE STREET RESEARCH 403(B) MAKES IT EASY

A 403(b) plan is your window of opportunity. It allows you to take personal control of your retirement, deciding what to invest in, how much and when. The State Street Research 403(b) account offers you distinct advantages:

    [bullet] Tax benefits. You enjoy pre-tax contributions and tax-deferred investing.

    [bullet] A convenient loan privilege that lets you borrow against your 403(b) account.

    [bullet] Convenience. Your contributions are made by
             payroll deduction.                             [Graphic:
                                     Window]
    [bullet] The cost advantages of State Street Research mutual funds.

    [bullet] A wide range of investment options--stock funds, bond funds, international and money market funds.

    [bullet] The investment expertise of State Street Research--the result of managing mutual funds for more than 70 years.

IT PAYS TO START EARLY

It stands to reason that the more you invest, the more money you may have when you retire. But one of the wonders of investing is how time, and the power of compounding, can make your money grow faster. Consider the examples below.

[LINE CHARTS]

Chart 1                             Chart 2
Year  $(in thousands)               Year   $(in thousands)

      1     5,406                          1     5,406
      2    10,812                          2    10,812
      3    16,650                          3    16,650
      4    22,956                          4    22,956
      5    29,766                          5    29,766
      6    37,120                          6    37,120
      7    45,064                          7    45,064
      8    53,642                          8    53,642
      9    62,907                          9    62,907
     10    72,913                         10    72,913
     11    83,720                         11    83,720
     12    95,391                         12    95,391
     13   107,996                         13   107,996
     14   121,610                         14   121,610
     15   136,312                         15   136,312
     16   152,191                         16   152,191
     17   169,340                         17   169,340
     18   187,861                         18   187,861
     19   207,863                  `      19   207,863
     20   229,068                         20   229,068
                                          21   247,393
                                          22   267,185
                                          23   288,560
                                          24   311,644
                                          25   336,576
                                          26   363,502
                                          27   392,582
                                          28   423,989
                                          29   457,908
                                          30   494,541
                                          31   534,104
                                          32   576,832
                                          33   622,979
                                          34   672,817
                                          35   726,642

Linda Late began putting money away for retirement when she was 45. After 20 years of investing $400 each month--a total of $96,000--she accumulated $229,068 at age 65.

Ellen Early got a head start on her retirement planning, beginning at age 30. She also invested $400 per month for 20 years, and then let her investment grow for fifteen more years. After 35 years, her account grew to $726,643.

Ellen Early invested the same amount as Linda Late, yet had more than $497,000 extra to make her retirement a success. The real difference was the added time her investment had to grow, and that's why it pays to start early.

These charts illustrate the growth of $400 monthly investments at an 8% annual rate of return. Results are hypothetical and are for illustrative purposes only; they are not intended to imply or guarantee a rate of return on any mutual fund or other investment. All distributions are reinvested; sales charges are not reflected.

How Investments Grow Over Time

Use this table as a guide in determining how your investments might grow. Choose a number of years and an average annual rate of return. The table assumes a $100 monthly investment; but you can use it as a guide for nearly any amount. For example, if you invest $200 (twice as much), just multiply the result in the table by 2.

average annual rate of return

 years               8%               10%               12%

    5          $  7,341          $  7,717          $  8,110
   10            18,128            20,146            22,404
   15            33,978            40,162            47,593
   20            57,267            72,398            91,986
   25            91,485           124,315           170,220
   30           141,763           207,928           308,098
   35           215,639           342,588           551,083
   40           324,086           559,358           979,211

THE BENEFITS OF 403(B)

A 403(b) retirement plan gives you the opportunity to save on taxes while you invest. It is designed specifically for employees of public educational institutions and certain tax-exempt organizations, such as hospitals and colleges. The name "403(b)" refers to the part of the tax code that created the plan.

A 403(b) is similar to the popular 401(k) plans available at many corporate workplaces. Both allow you to invest by payroll deduction (before taxes), which reduces the income taxes you pay. And both let your account grow free from taxes until you withdraw money after age 59-1/2.

Why Use a State Street Research 403(b) BEFORE an IRA

For most investors, it's better to maximize contributions to a 403(b) plan before contributing to an individual retirement account (IRA). Here's why:

--------------------------------------------------------------------------------
                                  State Street Research 403(b)      IRA
--------------------------------------------------------------------------------
Pre-tax contributions reduce
income taxes paid                            [checkmark]         [checkmark](1)
--------------------------------------------------------------------------------
Account is tax deferred until
money is withdrawn                           [checkmark]         [checkmark]
--------------------------------------------------------------------------------
You can invest by payroll deduction
                                             [checkmark]         [checkmark]
--------------------------------------------------------------------------------
You can potentially invest up to
$9,500 maximum per year                      [checkmark]
--------------------------------------------------------------------------------
You can take a loan against
your account                                 [checkmark]
--------------------------------------------------------------------------------
(1)In some cases, IRA contributions may be tax deductible.

403(B) TAX SAVINGS

A 403(b) retirement plan helps you save on taxes in two ways. First, it reduces your current taxable income because your contributions are made before taxes.

Pay Less Taxes Up Front

Saving with a 403(b) Plan              Saving without a 403(b) Plan
----------------------------------     --------------------------------
Salary                     $50,000     Salary                   $50,000

403(b) savings             $ 5,000     Non-403(b) savings       $ 5,000
(pre-tax)                              (after tax)

Gross taxable income       $45,000     Gross taxable income     $50,000

Federal income taxes       $ 7,815     Federal income taxes     $ 9,215
(28% federal tax bracket)              (28% federal tax bracket)
------------------------------------------------------------------------
Income after savings                   Income after savings
and taxes                  $37,185     and taxes                $35,785

Pre-tax contributions mean you're currently taxed on less income, so your taxes are lower!


Avoid Taxes While You Invest

Second, your 403(b) account is not taxed until you withdraw money, usually after you reach age 59-1/2. Your account can grow tax deferred, which helps it to grow faster! Taxes are paid when money is withdrawn from the 403(b) account.


The Advantages of Tax Deferral
(for monthly investments of $400)


[LINE CHART]

Taxable Line                       Tax-defered Line
Year                               Year

      1     5,348                          1     5,406
      2    10,582                          2    10,812
      3    16,117                          3    16,650
      4    21,971                          4    22,956
      5    28,162                          5    29,766
      6    34,709                          6    37,120
      7    41,634                          7    45,064
      8    48,957                          8    53,642
      9    56,703                          9    62,907
     10    64,894                         10    72,913
     11    73,558                         11    83,720
     12    82,720                         12    95,391
     13    92,410                         13   107,996
     14   102,659                         14   121,610
     15   113,497                         15   136,312
     16   124,960                         16   152,191
     17   137,083                         17   169,340
     18   149,905                         18   187,861
     19   163,465                         19   207,863
     20   177,406                         20   229,068



This chart illustrates general advantages of tax deferral. The chart shows investments of $400 per month over a 20-year period. The taxable line reflects annual taxes in the 28% tax bracket. Returns reflect hypothetical 8% annual rates of return and are for illustrative purposes only; they are not intended to imply or guarantee a rate of return on any mutual fund or other investment. All distributions are reinvested; sales charges and deferred income taxes are not reflected.

THE MUTUAL FUND ADVANTAGE

State Street Research's mutual funds offer several advantages over other types of investments or plans for 403(b) accounts.

Convenient loan privilege. If you have a short-term need for money, you can take a loan against your account balance and pay the interest on the loan to your own account.(2)

Wide range of investment options--stock, bond, international, and money market funds. If your investment strategy changes, you can exchange your money from one fund to another.(3)

Higher potential returns than fixed accounts. Investing in stock and bond mutual funds can provide higher potential returns than fixed-rate investments. Of course, the investment value and returns of mutual funds will fluctuate with changes in market conditions.

Daily fund prices. Fund prices are reported daily in most newspapers, so it is easy for you to keep track of your investment.

Flexible withdrawal options. When you are ready to retire, you have several options for accessing your money.

        [bullet] A lump-sum payment.

        [bullet] A lump-sum payment made into another mutual fund account or other investment.

        [bullet] Regular monthly or quarterly payments from your account.
                 See page 7 for details on withdrawals.


(2)Subject to IRS penalty for non-repayment.

(3)The exchange privilege may be changed or discontinued at any time.


WHY STATE STREET RESEARCH

Since 1924, State Street Research has been respected by institutions and knowledgeable individual investors. The firm has delivered exceptional results to its clients:

[bullet] A history of selecting good stocks in both rising and falling markets.
         State Street Research has successfully managed investor portfolios throughout this century's best and worst market cycles since 1924.

[bullet] The choice of today's most demanding investors. Eight of the 10 largest corporate pension plans and one of every four Fortune 100 companies is a State Street Research client.

[bullet] Proprietary research. We built our reputation on the strength of our in-house proprietary research.

[bullet] Institutional investment quality to individual investors. State Street
         Research mutual fund investors receive the same distinctive portfolio direction as our institutional clients.

[bullet] The important role of client service. State Street Research has been recognized for providing quality shareholder service.

RETIREMENT INVESTMENT STRATEGIES

To make it easier to develop a long-term plan, State Street Research offers two special automatic investment strategies.

Direct Your Investment
Use our DIRECT strategy to invest gradually, moving money in pre-set amounts from a conservative fund into a more aggressive fund.

HERE'S HOW IT WORKS:

[bullet] You transfer a lump-sum investment from an existing 403(b) plan into a State Street Research mutual fund.(4)

[bullet] On a monthly or quarterly basis, money is "directed" from that fund into another State Street Research fund that you select.

[bullet] You benefit from dollar cost averaging, which helps you invest in a disciplined way whether the markets go up or down.(5)

DAP Your Dividends

Use DAP--Dividend Allocation Plan--to diversify dividends from a conservative fund into a more aggressive fund.

HERE'S HOW IT WORKS:

[bullet] You make a lump-sum investment (plus any additional investments) in a State Street Research mutual fund that pays regular dividend income.

[bullet] Your initial investment remains untouched, but the Fund's dividends are transferred (or allocated) to another State Street Research fund that you select.

[bullet] You benefit from diversification and dollar cost averaging.(5)

If you are interested in either of these automatic investing strategies, please call 1-800-562-0032.

(4) Specific IRS rules apply to transfers. See the Transfer of 403(b) Assets Form for more information.

(5) Dollar cost averaging will not assure that you will make a profit; neither can it protect against losses in declining markets. Dollar cost averaging involves continuous investment regardless of fluctuating prices, and investors should consider their ability to purchase shares through high and low markets.

What Has Performed Best Over the Long Term?

When investing for a long-term goal such as retirement, you may want to consider stock funds for at least a portion of your investment. A longer time frame could give you the time to ride out fluctuations in the market. Plus, you want your investments to outpace inflation, and stocks have done that in the past 30 years.

[BAR CHART]
                   30 Years of Performance(6)

                  10.7% Large-company stocks
                   8.2% Long-term government bonds
                   6.9% U.S. Treasury bills
                   5.4% Inflation


(6) Source: Lipper Analytical Services, Johnson Charts

Average annual total returns for the years 1966-1995. All indices listed are unmanaged and do not take sales charges into consideration. Direct investment in the indices is not possible; results are for illustrative purposes only. Past performance should not be considered indicative of the future performance of any index or any available funds managed by State Street Research or its affiliates. The Large-Company Stock data reflects the performance of the Standard & Poor's 500 Composite Index (S&P 500), which includes 500 widely traded common stocks and is a commonly used measure of U.S. stock market performance. The Long-Term Government Bond data are based on the performance of a one bond portfolio, which includes a debt obligation issued by the U.S. Treasury with a 20-year maturity. The U.S. Treasury Bill data are based on the performance of a one bill portfolio, which includes a U.S. Treasury bill with a 30-day maturity. The Consumer Price Index (CPI) is a measure of change in the prices of goods and services as determined by the U.S. Bureau of Labor Statistics.

More information about stocks: Stocks are neither guaranteed nor tax advantaged. The value of stocks will fluctuate, based on a variety of variables, including market conditions.

More information about U.S. debt obligations: U.S. Treasury bonds and bills offer a government guarantee as to the repayment of principal and/or interest if held to maturity; income from these securities is tax exempt at the state and local level. U.S. government agency securities are not direct obligations of the U.S. government and, with some exceptions, are not guaranteed by the U.S. government; many are exempt from state and local taxes.

QUESTIONS AND ANSWERS
About Your 403(b) Account


Eligibility Who can have a 403(b) account?

Generally, employees of non-profit charitable, educational, scientific or religious organizations, such as hospitals or colleges, may have a 403(b) account. Also eligible are employees of state or local governments who are employed by schools. Check with your employer to determine whether you qualify for a 403(b) account.


Contributions

How do I make contributions to my 403(b) account?

Usually, you enter into a salary reduction agreement with your employer that specifies the amount you want to contribute. Your compensation will be reduced by this amount. Your employer may have a salary reduction agreement for you to use. If not, a salary reduction agreement is attached.

What about fees? Is it expensive to open a 403(b) with State Street Research?

State Street Research offers some of the most competitive pricing for 403(b)s that you'll find. You'll pay a $10 annual account administration (trustee) fee. This $10 fee (per 403(b) plan) allows you to choose any number of our available mutual funds. You pay per plan, not per fund. Remember though, sales charges may also apply to the mutual funds that you invest in for your 403(b).


Maximum Contribution

How much can be contributed each year to my 403(b) account?

Determining your maximum 403(b) contribution is complex because several different tax law limits apply depending on your individual situation. For most employees, the maximum salary reduction contribution for a calendar year will be the smaller of 20% of your compensation or $9,500. In the future, the $9,500 limit will be indexed for inflation. Employees of certain kinds of qualified employers (for example, public schools, colleges, and hospitals) and long-service employees (15 or more years of service) of such employers may have different limits.

Your employer may be able to calculate your maximum contribution. If not, use the attached worksheet. You may wish to consult an accountant or tax adviser to confirm your maximum contribution, as penalties may apply if you exceed your maximum.


Transfers

May I transfer all or part of my existing 403(b) to State Street Research? Yes. Complete the attached Transfer of 403(b) Assets Form. Be sure to note the requirements for a tax-free transfer described in the Form.


Withdrawals From Your Account

When will I begin to receive retirement benefits from my account?

You choose when to make withdrawals from your 403(b) account. However, withdrawals may not begin until you have retired or terminated employment with your employer or reached age 59-1/2. Earlier withdrawals are permitted only if you become disabled or suffer a financial hardship (as defined by IRS regulations).

You must begin making withdrawals by April 1 of the year following the year when you reach age 70-1/2 or retire from your employer (if later).

What happens to my account if I die?

Your account balance goes to the beneficiary(ies) you designate on the 403(b) application or on another written document you send to State Street Research Shareholder Services. Naming a beneficiary(ies) can have estate and tax-planning implications, so consult a qualified professional. Any contingent deferred sales charges (Class B shares) are waived if withdrawals are made within one year of your death or disability.


Taxes

How will I be taxed on withdrawals from my 403(b)?

Generally, amounts withdrawn from your account are taxed as ordinary income in the year when received. In addition, with limited exceptions, such as disability, amounts withdrawn before age 59-1/2 are subject to an additional 10% penalty tax.

If you withdraw an amount from your State Street Research 403(b) Account that is eligible for rollover (see next question), mandatory 20% federal income tax withholding will apply unless the withdrawn amount is rolled over directly to another 403(b) arrangement or to an IRA. If the amount you withdraw is not eligible for rollover to another 403(b) arrangement or IRA, 10% withholding of federal income tax will apply unless you elect no withholding on your Withdrawal Form.

Can I postpone federal income tax on a withdrawal from my 403(b) account?

You can defer income taxes on withdrawals from your 403(b) account if all or part of the withdrawal is rolled over to another 403(b) account or into an IRA either directly by State Street Research (direct rollover) or by you (regular rollover) within 60 days. All withdrawals are eligible for rollover except minimum required withdrawals after age 70-1/2 or retirement from your employer and withdrawals over a period of at least 10 years or over your life expectancy (or that of you and your designated beneficiary(ies)).

Caution: Rollovers must meet technical IRS requirements that cannot be described in detail here.

Important: The preceding questions and answers are general and are provided for informative purposes only. Some rules are not covered. Always consult your tax adviser for advice on how the tax laws apply to you and how a State Street Research 403(b) account will affect your tax situation or for advice on specific matters such as contribution limits or rollover requirements. More information is available in IRS Publication 571, Tax-Sheltered Annuity Plans for Employees of Public Schools and Certain Tax-Exempt Organizations; this publication is available from the IRS.

[Graphic: 3 diamond-shaped windows]

How To Open Your
STATE STREET RESEARCH 403(B) ACCOUNT

1. Carefully read the material describing the State Street Research 403(b) Account and the prospectus(es) for the fund(s) in which you plan to invest. You may want to review the material with your accountant, lawyer or other tax adviser because the rules under Section 403(b) are complex and subject to change.

2. If you are transferring your current 403(b) assets to State Street Research, complete and sign the Transfer of 403(b) Assets Form.

3. Complete and sign the State Street Research 403(b) Account Application. Be sure to complete the beneficiary and employer (even if you are retired) sections of the Application.

4. If contributions to your 403(b) Account will be made by salary reduction, you should fill out a salary reduction agreement and you and your employer should sign it. A sample Salary Reduction Agreement is attached.

5. Mail the completed and signed Application (and the Transfer of 403(b) Assets Form, if used) to State Street Research Shareholder Services.

[The following 2 pages make up the Transfer of Assets form that is inserted in the booklet]

[Tab on right edge of page: TRANSFER OF 403(b) ASSETS FORM]

State Street Research 403(b)
TRANSFER OF 403(B) ASSETS FORM

How to transfer your existing 403(b) Account to State Street Research

[bullet] If you don't have a State Street Research 403(b) Account yet, complete this transfer form and a State Street Research 403(b) Account Application.

[bullet] If you already have a State Street Research 403(b) Account, just complete this transfer form.

[bullet] When completed, send this transfer form (and if necessary, your 403(b)
         Account Application) to: State Street Research Shareholder Services, P.O. Box 8408, Boston, MA 02266-8408.

Information about you

_______________________________________________________________________________
Name                         Social Security #
_______________________________________________________________________________
Telephone (day)              Telephone (night)
_______________________________________________________________________________
Account number (if you already have a State Street Research 403(b) Account)


Where is your 403(b) Account now?

_______________________________________________________________________________
Name of current Custodian/Insurer
_______________________________________________________________________________
Address
_______________________________________________________________________________
City                         State                  ZIP
_______________________________________________________________________________
Account number               Name of mutual fund or fund family (if applicable)
_______________________________________________________________________________
Maturity date (if applicable)

[ ] This is a new State Street Research 403(b) Account. My investment choices are on my 403(b) Account Application.

[ ] I already have a State Street Research 403(b) Account. Please invest the amount transferred as follows:

Please tell us which Fund(s) you have selected for your 403(b) investment

_______________________________________________________________________________
Fund name                     Account number                      %
_______________________________________________________________________________
Fund name                     Account number                      %
_______________________________________________________________________________
Fund name                     Account number                      %

By signing below, I acknowledge that I have received a current prospectus(es) of the Fund(s) selected.

[State Street Research logo]                                           OVER >

Please authorize transfer of your current 403(b) account to State Street
Research

To my current Custodian/Insurer: Please redeem   [ ] ALL or  [ ] PART ($       )
of my current 403(b) and transfer the proceeds in cash to my State Street Research 403(b) Account. (For partial transfers, indicate which investments are to be liquidated.)

_______________________________________________________________________________
Your signature                                                         Date

Note: Under current IRS rulings, a transfer from another 403(b) account to a State Street Research 403(b) Account will be a tax-free transaction as long as the withdrawal restrictions under your existing 403(b) are not more severe than those under the State Street Research 403(b) Account (see Section 5.2 of the State Street Research 403(b) Agreement). Also, amounts required to be distributed to you under the minimum distribution rules of Code Section 403(b)(10) may not be transferred or rolled over. By signing this form, you are certifying that this transfer will be a tax-free transaction under the preceding two sentences.

Signature Guarantee

A signature guarantee may be required. Call your current Custodian/Insurer for requirements.

_______________________________________________________________________________
Signature guaranteed by (name of bank or dealer firm)
_______________________________________________________________________________
Signature and title of officer


Directions to Current
Custodian/Insurer

PLEASE DO NOT FILL OUT THE FOLLOWING PORTION OF THIS FORM

Please liquidate and transfer on a fiduciary-to-fiduciary basis all or part of the designated account as instructed above. Make check payable to State Street Bank and Trust Company, Custodian.

Include the following account number and FBO on the check.

_______________________________________________________________________________
Account number                                  Name

Mail to: State Street Research Shareholder Services,
         P.O. Box 8408, Boston, MA 02266-8408

Include a copy of this Transfer of 403(b) Assets Form with the check for proper credit to the customer's account. State Street Research Shareholder Services will deliver the items to Boston Financial Data Services, Inc., which serves as Agent for the Custodian.

Successor Custodian

State Street Bank and Trust Company will accept the transfer described above once this form has been completed by you and the transfer has been completed by your current 403(b) Custodian/Insurer.

_______________________________________________________________________________
Authorized signature of acceptance by                       Date
State Street Research Shareholder
Services on behalf of State Street Bank
and Trust Company, Custodian

[The following 4 pages make up the Account Applicaiton form that is inserted in the booklet]

[Tab on right edge of page: ACCOUNT APPLICATION]

                                             -----------------------------------
                                             Accompanying this form is a:
                                             [ ] Transfer of 403(b) Assets Form
                                             [ ] A check for a regular rollover
                                             -----------------------------------
State Street Research 403(b)
ACCOUNT APPLICATION

How to open your State Street Research 403(b) Account

1. To open a State Street Research 403(b) Account, please complete this side of the Application.

2. Your investment dealer must complete the dealer information section of the Application.


What type of State Street Research 403(b) are you opening?

[ ] Regular 403(b)           [ ] Transfer of Assets      [ ] Regular Rollover
    with Salary Reduction        or Direct Rollover

Amount of investment accompanying this Application $___________________________ (Enclose a check for your contribution only if this is a regular rollover 403(b).)


Employee information

Complete the following information about yourself. Your account will be registered in your name.

_______________________________________________________________________________
Name                                                          Birth date
_______________________________________________________________________________
Street
_______________________________________________________________________________
City                                         State            ZIP
_______________________________________________________________________________
Social Security #
_______________________________________________________________________________
Daytime telephone #


Employer information
Complete the following information about your employer.

_______________________________________________________________________________
Name
_______________________________________________________________________________
Street
_______________________________________________________________________________
City                                         State            ZIP
_______________________________________________________________________________
Name of contact person                       Daytime telephone #


Which Fund(s) have you selected for your 403(b)?
See relevant prospectus(es) for Fund details.

Name of Fund                    Class of Shares               Percentage
                              A        B        D
                             [ ]      [ ]      [ ]                  %
____________________________________________________     ____________________
                             [ ]      [ ]      [ ]                  %
____________________________________________________     ____________________
                             [ ]      [ ]      [ ]                  %
____________________________________________________     ____________________
                             [ ]      [ ]      [ ]                  %
____________________________________________________     ____________________
                             [ ]      [ ]      [ ]                  %
____________________________________________________     ____________________
                                                               Total 100%

For information on the Direct or DAP(Dividend Allocation Plan) automatic investing strategies, please call 1-800-562-0032.

[State Street Research logo]

Who is the beneficiary of your State Street Research 403(b) Account?

1. Primary Beneficiary
_______________________________________________________________________________
Name                                                         Birth date
_______________________________________________________________________________
Relationship to you
_______________________________________________________________________________
Street
_______________________________________________________________________________
City                                            State        ZIP
_______________________________________________________________________________
Social Security #

2. Secondary Beneficiary
_______________________________________________________________________________
Name                                                         Birth date
_______________________________________________________________________________
Relationship to you
_______________________________________________________________________________
Street
_______________________________________________________________________________
City                                            State        ZIP
_______________________________________________________________________________
Social Security #

Important

Naming a beneficiary(ies) can have estate and tax-planning implications. Also, if you are married and live in a community property state (AZ, CA, ID, LA, NM, NV, TX or WA), you may need your spouse's consent to designate someone else as beneficiary for more than half of your Account. Consult your attorney, or other qualified professional, for additional advice.

Keep a copy of this account application with your other important papers (such as your will).

Telephone exchange

The Telephone Exchange Privilege is available only for shares held on deposit with the Transfer Agent. None of the Transfer Agent, any of the Funds, State Street Research Shareholder Services, the Investment Manager or the Distributor will be liable for any loss, injury, damage or expense as a result of acting upon, and will not be responsible for the authenticity of, any telephone instructions. I understand that all telephone calls are tape recorded. I am liable for unauthorized telephone instructions unless reasonable procedures are not used to confirm that instructions communicated by telephone are genuine.

Telephone Exchange
by Shareholder or Dealer

The Transfer Agent may effect exchanges for my account according to telephone instructions from me or my Dealer as set forth in the prospectus, and may register the shares of the Fund to be acquired exactly the same as my existing account. Authorizing an exchange constitutes an acknowledgment that Ihave received the current prospectus of the Fund to be acquired. The account will automatically have this privilege unless I expressly decline by providing my initials in the space below.

I DO NOT WANT THE TELEPHONE EXCHANGE PRIVILEGE.
___ (Initial here.)


Sign here to establish the 403(b) Account

I hereby establish a State Street Research 403(b) Account, the terms of which are contained in this Application and the State Street Research 403(b) Agreement (which I have received and which is incorporated herein by reference) and appoint State Street Bank and Trust Company as Custodian. I direct that contributions to my 403(b) Account be invested as specified above in this Application (until changed by me in accordance with the Agreement), designate the individual(s) named above as my beneficiary(ies) (unless I have filed a separate written designation with the Custodian or its agent), acknowledge that I have received a current prospectus(es) of the Fund(s) indicated above, and acknowledge that there is a $10 annual maintenance fee per plan (in addition to any fees and charges described in the prospectus(es)).

Under penalties of perjury, I certify that (1) the number shown on this Application is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

Certification Instructions--You must cross out item (2) above if you have been notified by the IRSthat you are currently subject to backup withholding because of underreporting interest or dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than certification required to avoid backup withholding.

_______________________________________________________________________________
Employee signature                              Date

Signature Guarantee and Dealer Information
(Complete section (a) or (b) as applicable.)

The undersigned guarantees the signature and legal capacity of the shareholder.

a. Signature Guarantee (fill out if your dealer does not complete section (b) below)

__________________________________________________    _________________________
Name of Bank or Eligible Guarantor                          Street Address
__________________________________________________    _________________________
Authorized Signature of Bank or Eligible Guarantor          City  State    ZIP


b. Dealer Information and Signature Guarantee (for Dealer use only)

______________________________    ______________________________________________
Dealer Name                       Branch Office Number
______________________________    ______________________________________________
Street Address of Home Office     Address of Branch Office Serving Account
______________________________    ______________________________________________
City              State    ZIP    City                    State    ZIP
______________________________    ______________________________________________
Authorized Signature of Dealer    Registered Representative's Name and Number

If this application is for an account introduced through the above-named Dealer, the Dealer agrees to all applicable provisions in this application and in the Prospectus(es), and represents that it has provided a current Prospectus for each fund selected to the Applicant and that the application is properly executed by a person authorized by the Dealer to guarantee signatures. The Dealer warrants that this application is completed in accordance with the shareholder's instructions and agrees to indemnify the Fund(s), any other Eligible Funds, the Distributor, the Investment Manager, State Street Research Shareholder Services and the Transfer Agent for any loss or liability from acting or relying upon such instructions and information. The terms and conditions of the Distributor's currently effective Selected Dealer Agreement or sales agreement are included by reference in this section. The Dealer represents that it has a currently effective Selected Dealer Agreement or sales agreement with the Distributor authorizing the Dealer to sell shares of the Fund(s) and the other Eligible Funds, and that it may lawfully sell shares of the designated Fund(s) in the state designated as the Applicant's address of record.

State Street Bank and Trust Company, Custodian

You are hereby authorized and appointed on behalf of the above-signed dealer to execute purchase transactions in accordance with the terms and conditions of this Application, and to confirm each purchase.

Acceptance by the Custodian

This Account will be deemed to have been accepted by the Custodian, State Street Bank and Trust Company, after all necessary forms, properly completed, are received by State Street Research Shareholder Services and delivered by Shareholder Services to the Transfer Agent.

Send completed application to:

State Street Research Shareholder Services
P.O. Box 8408
Boston, MA 02266-8408

[The following 2 pages make up the Salary Reduction Agreement form that is inserted in the booklet]

[Tab on right edge of page: SALARY REDUCTION AGREEMENT]


State Street Research 403(b)
SALARY REDUCTION AGREEMENT

Parties
Complete the information about the Employee and the Employer.

_______________________________________________________________________________
Employee name                                       Social Security #
_______________________________________________________________________________
Employer name

Check one box.

[ ] Original Agreement        [ ] Modification


AGREEMENTS    The Employee and the Employer agree as follows:

1. The Employee has signed the State Street Research 403(b) Account Application establishing the Account for the benefit of the Employee. The Employee and the Employer are entering into this salary reduction agreement ("this Agreement") to provide for contributions to the Account.

Fill in the dollar amount or percentage that you want to contribute in section 2.

2. The Employee requests, and the Employer agrees, to reduce the compensation of the Employee by $__________ or by ________% per pay period, starting with the first pay period that begins after the Employee and the Employer have signed this Agreement.

3. As soon as possible after each pay day, the Employer will transmit the amount by which the Employee's compensation is reduced for that pay period to the agent for the Custodian of the Employee's Account, to be credited to the Employee's Account in accordance with the State Street Research 403(b) Account Agreement. For federal income tax purposes, such amounts are considered Employer contributions to the Employee's Account.

Where to send contributions.

Checks should be made payable to "State Street Bank and Trust Company, Custodian, FBO [insert name of Employee] 403(b) Account." Mail checks to State Street Research, P.O. Box 8408, Boston, MA 02266-8408.


[State Street Research logo]                                             OVER >

4. This Agreement will be effective only with respect to compensation not yet earned by the Employee, and not with respect to compensation already earned by the Employee on the date this Agreement is signed.

This Agreement is binding and irrevocable with respect to compensation earned by the Employee while this Agreement is in effect. The Employer or the Employee may terminate this Agreement at any time with respect to compensation not yet earned by the Employee at the date of termination, by giving written notice to the other party. After termination, the Employee may reinstate this Agreement (with the same or a different salary reduction amount).

The Employee may modify the amount of salary reduction elected in Paragraph 2 above at any time by giving the Employer signed instructions specifying the new salary reduction amount.

Notwithstanding the preceding two paragraphs, the Employer may impose reasonable restrictions on the frequency with which the Employee may terminate, reinstate or modify this Agreement and the number of days of advance notice required. Any termination, reinstatement or modification will relate only to compensation not yet earned, and not to compensation already earned, by the Employee as of the effective date of such termination, reinstatement or modification.

5. Unless the Employer agrees to calculate the Employee's maximum 403(b) contribution, the Employer has no responsibility for determining that the amount by which the Employee's compensation is reduced, as set forth in Paragraph 2 above, does not exceed the limitations applicable to the Employee under the Internal Revenue Code. The Employee agrees to indemnify the Employer, State Street Research Investment Services, Inc., the State Street Research Funds, and their affiliates and agents for any and all charges, expenses, taxes, interest or penalties imposed on the Employer as a result of any reduction in compensation in excess of such limitations.

Signatures

In witness whereof, the parties hereto have signed this Agreement on___________________________ ,19_____.

Employee                                      Employer
_________________________________________     ________________________________
(Signature)                                   (Name of employer)


                                            By:________________________________
                                                  (Signature and title of
                                                    authorized official)

[Tab on right edge of page: SALARY REDUCTION WORKSHEET]

State Street Research 403(b)
MAXIMUM SALARY REDUCTION WORKSHEET

If your Employer's benefits or personnel department or business office does not calculate your 403(b) maximum, use this worksheet to compute the maximum amount by which you can reduce your salary to make 403(b) contributions. This worksheet covers the main 403(b) rules and limits, but does not cover certain exceptions and special rules that might permit larger contributions than the main rules. If your employer will make contributions on your behalf as an addition to your salary, or if you will contribute by foregoing an increase in compensation, there are different rules to determine your maximum. Be sure to consult a tax adviser to help you apply the rules to your personal situation. This worksheet and the questions and answers following it are not intended to be tax advice. You are responsible for meeting the tax law limits on contributions to your 403(b) account.

In the example, a college teacher will earn $40,000 in 1996. She will have worked for the college 15 years at the end of 1996. The college has previously contributed $20,000 on her behalf to its 403(b) retirement plan. The college will contribute 10% of her salary ($4,000) to its retirement plan for 1996. In addition, the employee reduced her salary in prior years by a total of $10,000 for contribution to her 403(b) account. The example shows how much this employee can reduce her salary for 1996. Use the spaces for your own calculations.

Step 1--Determine Your Exclusion Allowance

                                       (example)(your calculations)

(a) Expected salary for the current year
    before reduction for 403(b)
    contributions.                                $40,000        ________

(b) Number of whole and fractional years of
    service as of the end of the current
    year.                                         15             ________

(c) Multiply (a) by (b) by .20.                   $120,000       ________

(d) Your salary reduction contributions and
    employer contributions for you to a
    403(b) plan or to a tax-qualified plan
    in prior years.                               $30,000        ________

(e) Your employer's contributions for you to
    a 403(b) retirement plan for the current
    year.                                         $  4,000       ________

(f) Subtract (d) and (e) from (c).                $ 86,000       ________

(g) Multiply your years of service in (b) by
    .20 and add 1.                                4              ________

(h) Divide (f) by (g) to determine your
    exclusion allowance for the year.             $ 21,500       ________


Step 2--Determine Your Section 415 Limitation*

(a) Multiply your expected current year
    salary (before reduction for 403(b)
    contributions) by .20.                        $8,000         ________

(b) Multiply your employer's expected
    current year contributions for you to a
    403(b) plan by .80.                           $3,200         ________

(c) Subtract (b) from (a) to determine your
    Section 415 general limitation (but not
    in excess of $30,000).                        $4,800         ________


Step 3--Apply the $9,500 Limit*

Enter $9,500 (reduced by any salary
reduction contributions you make during the
same calendar year to other salary reduction
arrangements, such as a 401(k) plan).             $9,500         ________


Step 4--Salary Reduction Agreement

Your maximum salary reduction amount is the smallest of the amounts determined in Steps 1, 2 and 3. In the example, that amount was $4,800. Enter a salary reduction agreement with your Employer, which reduces your compensation each pay period so that the correct amount is contributed to your 403(b) account.

*See questions and answers for alternative ways to calculate the Section 415 limits and possible increases in the $9,500 limit.


[State Street Research logo]

QUESTIONS AND ANSWERS
on calculating your maximum

1. What is the maximum annual contribution to my 403(b) account?

The maximum contribution you can exclude from your taxable income is the smaller of your "403(b) exclusion allowance" (Questions 2 and 3) or your "415 limit" (Question 4). Finally, your salary reduction contributions for a year cannot exceed $9,500 (Question 5).

2. How do I compute my 403(b) "exclusion allowance"?

Follow these steps (see Step 1 of the worksheet) to compute your 403(b) exclusion allowance.

(a) Take your expected salary for the current year (before reduction for your 403(b) contributions, but after reduction for salary reduction contributions under a cafeteria or flexible benefits plan or 401(k) plan if your employer maintains such a plan).

(b) Multiply (a) by your number of years of service with your current employer as of the end of the current year, and then multiply the results by .20.

(c) Subtract the following total from (b):

    [bullet] your total 403(b) salary reduction contributions in previous years
             (which you excluded from your income).

    [bullet] your employer's contributions in previous years on your behalf to a 403(b) retirement plan or to a qualified retirement plan, plus your employer's expected contributions to a 403(b) retirement plan for you for the current year.

(d) Divide (c) by the sum of one plus 20 percent of your years of service as of the end of the current year.

    The resulting figure is the amount of your exclusion allowance for the current year.

For Step 1(d) of the worksheet, you need to know how much your employer has contributed to a tax-qualified plan in prior years for you. If you cannot learn this from your employer's benefits or personnel office, IRS regulations provide a way to determine your employer's prior contributions. Consult your employer or tax adviser for further information.

3. How do I determine my years of service?

Count one year of service for each full year you were a full-time employee. Count a fraction of a year of service for years in which you were a part-time employee or did not work a full year. (For additional information, see your employer or your tax adviser). Add your full and fractional years of service together to determine your total years of service. Only service with your current employer can be counted. You may compute your exclusion allowance based on one year of service even if you have worked for your employer for less than a year or if your fractional years total less than a year.

4. What is my 415 limit?

Certain limits from Internal Revenue Code section 415 apply even though your 403(b) exclusion allowance for the year is greater. Section 415 has a general limit and certain alternatives that may permit a larger 415 maximum.

Your 415 general limit is the smaller of (a) or (b) (see Step 2 of the worksheet).

(a) 20 percent of your compensation for the year (before reduction for contributions to your 403(b) account, but after reduction for salary reduction contributions under any cafeteria or flexible benefits plan or 401(k) plan your employer maintains); this amount must be reduced by 80% of your employer's contribution for the year to the 403(b) retirement plan; or

(b) $30,000. (This $30,000 figure will eventually be indexed for cost-of-living changes. However, the indexing will not begin for some years depending on future inflation.)

There are three section 415 alternative limits, which are available only to employees of an educational organization, a hospital, a home health service agency, a health and welfare service agency, or a church or association of churches. If you do not work for such an employer, the alternatives do not apply to you.

Only one alternative may be used; in other words, if you elect to use one of the alternatives in a year, you may not use either other alternative in any other year. This means that choosing an alternative is an important decision.

The specific limits available under the different alternatives and the rules for electing an alternative are complex. Consult your employer or your tax adviser for additional information.

5. How does the $9,500 limit work?

Your salary reduction contributions for any calendar year are limited to $9,50 0 (indexed for future cost-of-living increases). This $9,500 cap applies as a maximum salary reduction contribution even though your 403(b) exclusion allowance or 415 limit is higher. This cap applies only to salary reduction contributions, including your contributions to another 403(b) or 401(k) plan, not to employer contributions to a 403(b) retirement plan for you.

An increased cap is available to certain employees who meet two requirements. First, your employer must be one of the types listed in Answer 4 (eligibility for 415 alternatives). Second, you must have 15 or more years of service with your employer. If you qualify, consult your employer or tax adviser for more information.

6. If for the current year my employer or any other employer contributes to another 403(b) account or annuity for me, must such contributions be added to my salary reduction contributions when determining my maximum contribution?

Yes. To determine your 403(b) exclusion allowance, your 415 limit or one of the alternatives, your employer's current contributions to a 403(b) plan or arrangement for you must be included. (See the worksheet for an example of this situation). If your employer has a retirement plan, you should find out whether it is a 403(b) plan.

7. If for the current year my employer makes contributions for me to a retirement plan that is "qualified" under section 401(a) of the Code must such contributions be counted when determining my maximum contributions?

The rules governing the limits for combinations of plans are very difficult and can easily be violated unless you have expert professional guidance. This is especially important if you "control" another employer (by owning a 50% or greater interest), for example your own consulting business, which maintains a plan covering you in addition to your employer's 403(b) plan.

State Street Research 403(b)
ACCOUNT AGREEMENT                                   [State Street Research logo]

Article 1: Introduction

1.1 Establishment of Account. This Agreement is intended to establish a 403(b) Custodial Account meeting the requirements of Code Section 403(b)(7) and any other applicable requirements of the Code or ERISA. This Agreement and the Application will be interpreted and administered so as to carry out such intent.

The Application signed by the Employee and accepted by the Custodian (or its agent) and this Agreement (which is incorporated by reference into the Application), as either may be amended from time to time, are the legal documents governing the Account.

1.2 Effective Date. This Agreement will become effective on the date on which the Custodian accepts the Application signed by the Employee. Such acceptance may be indicated in writing by the Custodian (or its agent) or by the Custodian's opening the Account for the benefit of the Employee. The Account will be opened on the date, coinciding with or after the date when this Agreement is effective, when the Custodian receives and accepts a contribution to the Account.

Article 2: Definition

2.1 Account or Employee's Account means the account established and maintained by the Custodian under this Agreement for the benefit of the Employee.

2.2 Agreement means this State Street Research 403(b) Account Agreement, as it may be amended from time to time.

2.3 Application means the State Street Research 403(b) Account Application signed by the Employee as it may be amended from time to time.

2.4 Code means the Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute enacted in lieu thereof. Reference to any provision of the Code includes reference to a similar provision in a successor Statute.

2.5 Custodian means the Custodian named in the Application as Custodian, and any party serving as successor Custodian in accordance with this Agreement.

2.6 Employee means the individual who is employed by the Employer and who signed the Application.

The Employee must be an employee of an employer described in subsection 2.7(a), or an employee of an employer described in subsection 2.7(b) who performs services for an educational organization (as defined in Code Section 170(b)(1)(A)(ii)).

2.7 Employer means the Employer of the Employee. The Employer must be:

    (a) an organization described in Code Section 501(c)(3) exempt from taxation under Code Section 501(a), or

    (b) a state, political subdivision of a state, or an agency or instrumentality of a state or political subdivision of a state.

2.8 ERISA means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

2.9 Fund or Funds means one or more mutual funds designated from time to time by the Sponsor as available for investment by the Account under this Agreement, provided however that shares of the Fund may legally be offered for sale in the state where the Employee resides.

2.10 Sponsor means State Street Research Investment Services, Inc., or its successor.

Article 3: Contributions To Account

3.1 Establishment of Account. The Custodian will open and maintain the Account in the name of the Employee. The Employee's interest in the Account will be nonforfeitable at all times.


3.2 Contributions to Account.

    (a) Salary Reduction Contributions. The Employee and the Employer may enter into a salary reduction agreement, and the Employer will contribute to the Employee's Account all amounts by which the Employee's salary is reduced under such salary reduction agreement. Any salary reduction agreement between the Employer and the Employee will be effective only as to amounts earned by the Employee after such agreement becomes effective. A salary reduction agreement may not be retroactively revoked or modified with respect to amounts already earned by the Employee.

        Either the Employee or the Employer may terminate a salary reduction agreement at the end of any payroll period, and such agreement will not apply to compensation subsequently earned by the Employee. The Employee may modify his salary reduction agreement at any time, but such modification will be effective only with respect to amounts earned by the Employee after the effective date of the modification.

        Contributions on behalf of the Employee pursuant to a salary reduction agreement for any calendar year may not exceed the amount specified in Code Section 402(g).

    (b) Employer Contributions. The Employer may make contributions to the Account other than under a salary reduction agreement with the Employee.

    (c) Transfers or Rollovers. The Employee may by appropriate instructions direct a transfer or direct rollover to the Account from an existing custodial account described in Code Section 403(b)(7) or any annuity contract described in Code Section 403(b)(1). Transfers must be in cash.

        The Custodian will accept cash rollover contributions from the Employee provided such amounts constitute rollover amounts under Code Section 403(b)(8) or rollover contributions under Code Section
        408(d)(3)(A)(iii).

        Transfers or rollovers will be accepted only if the Employee verifies that the 403(b) account or annuity from which the transfer or rollover is being made does not contain withdrawal or distribution restrictions that are more restrictive than those contained herein. The Employee will be responsible for insuring such a transfer or rollover satisfies the applicable provisions of the Code in order to be a tax-free transaction.

Article 4:Investment Of Contributions

4.1 Purchase of Shares. As soon as is practicable after the Custodian receives a contribution under Section 3.2, it will invest such contribution in shares or fractional shares of one or more Funds in accordance with the Employee's investment instructions. The Account may be invested in the shares of more than one Fund provided that any applicable minimum investment requirements are met.

The Employee's initial investment instructions for the investment of contributions to his Account will be specified in the Application for the Account, and such instructions will remain in effect until the Custodian receives new instructions, in writing or (if permitted)by telephone or other electronic means, acceptable to the Custodian. If any instructions received by the Custodian are incomplete or ambiguous in the judgment of the Custodian, the Custodian may continue to invest contributions to the Account in accordance with the Employee's most recent investment instructions (if any) until such incompleteness or ambiguity has been resolved to the Custodian's satisfaction; alternatively, the Custodian may return any contributions received for the Employee's Account or may hold such contributions in a money market fund or uninvested until such incompleteness or ambiguity has been resolved. In either event, the Custodian will have no liability for interest or for loss or changes in investment values of Fund shares which occur.

Any shares of a Fund held hereunder for the Employee's Account may be registered in the name of the Custodian or its nominee and will be held in uncertificated form.

4.2 Reports and Voting of Securities. The Custodian will deliver to the Employee or, if applicable, his or her Beneficiary, all notices or reports to shareholders, prospectuses, financial statements, proxies and proxy solicitation materials received by it with respect to shares of a Fund held in the Employee's Account. The Custodian will vote shares in accordance with the timely instructions of the Employee (or, if applicable, Beneficiary) as expressed in a proxy, if received. If no timely instructions are received from the Employee (or Beneficiary), the Custodian may vote such shares in such manner as it deems appropriate, including "present" or in accordance with the instructions of the Sponsor (provided that the Custodian will not take any action with respect to voting which would render it an "affiliated person" as defined in the Investment Company Act of 1940, as amended).

4.3 Dividends. The Custodian will invest all dividends and capital gains or other distributions received on the shares of a Fund held in the Account in additional shares and fractional shares of that Fund.

4.4 Change of Investments. Subject to any minimum investment requirement applicable to a Fund, an Employee (or his or her Beneficiary, if the Employee is deceased) may at any time direct the Custodian to exchange all or a specified portion of the shares of a Fund in the Employee's Account for shares and fractional shares of one or more other Funds.

The Employee (or Beneficiary) shall give such directions, by written or (if permitted) telephonic notice or other electronic means, acceptable to the Custodian, and the Custodian will process such directions as soon as practicable after receipt thereof. If any such exchange instructions are incomplete or ambiguous in the judgment of the Custodian, the Custodian may refrain from carrying out any exchange until such incompleteness or ambiguity has been resolved to its satisfaction, without liability for any loss or change in investment values which occur.

Any sales or redemption fee or other charge payable in connection with such exchange will be paid from the Employee's Account.

Article 5: Withdrawals

5.1 Instructions to Custodian. The Custodian will process written directions from the Employee to make withdrawals. However, the Employee must insure that withdrawals directed by the Employee comply with the requirements of this article. No withdrawals will be processed upon the death of the Employee unless the Custodian has been notified in writing of the Employee's death, and the Custodian has been provided with verification of such death and of the due authority of the person requesting the withdrawal which is adequate in the Custodian's opinion.

5.2 Withdrawals by Employee. The Employee may make withdrawals from his Account at the time(s) directed by the Employee on a form filed with the Custodian, subject to the provisions of this section.

    (a) Events Permitting Withdrawal. No withdrawal may be made before the earliest of:

    (i)   the date the Employee reaches age 59-1/2;

    (ii) the date the Employee terminates service with the Employer for any reason, including retirement;

    (iii) the date the Employee becomes disabled; as used in this subsection
          (iii), "disabled" means unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration; the Custodian may require the Employee to furnish a certificate of a licensed physician stating that the Employee is so disabled or may require the Employee to provide satisfactory evidence that the Employee has been awarded Social Security disability benefits before processing any withdrawals on account of the Employee's disability; or

    (iv) the date the Employee encounters financial hardship within the meaning of Code Section 403(b)(7)(A)(ii); before processing a hardship withdrawal, the Custodian may require the Employer to provide a certificate of an independent person appointed by the Em- ployer, stating that the Employee has a financial hardship and the amount needed to meet the financial hardship, or the Custodian may rely upon the representations and statements of the Employee. Hardship withdrawals are limited to the Employee's salary reduction contributions (no earnings).

    (b) Withdrawal of Excess Contributions or Deferrals. If for any taxable year, contributions to the Employee's Account include an amount that is an excess contribution under Code Section 4973, the Employee may notify the Custodian to pay such amount (plus earnings) to the

          Employee and the Custodian will process such withdrawal.
          Alternatively the Employee may designate such amount as a contribution for a subsequent taxable year.

If, on or before March 1 following the close of a calendar year, the Employee notifies the Custodian in writing that an amount in the Account constitutes a deferral (including salary reduction contributions) in excess of the limit set forth in Code Section 402(g) (generally, $9,500, indexed as provided in such Code section) and requests to withdraw such amount (plus earnings), the Custodian will process such withdrawal and pay such amount (and any earnings allocable to such amount) on or before the next following April 15.

    (c) Required Start of Withdrawals. An Employee must begin taking withdrawals from his Account no later than the April 1 of the year following the year in which the Employee reaches age 70-1/2 or (effective January 1, 1997), if later, the Employee's date of retirement from the Employer, in accordance with the minimum withdrawal rules applicable to 403(b) custodial accounts (compliance with such rules is the responsibility of the Employee or Beneficiary).

5.3 Form of Distribution. The Employee may elect to receive the assets of his Account in cash or in shares, in either or any combination of the following forms (as directed by the Employee):

    (a)   a single sum;

    (b) in monthly, quarterly or annual installment payments over a period certain specified by the Employee, but not exceeding the life expectancy of the Employee or the joint life and last survivor expectancy of the Employee and his designated beneficiary or such shorter period as is necessary to meet any applicable minimum distribution requirement under Code Section 403(b)(10) and regulations thereunder. The life expectancy of the Employee or the joint life and last survivor expectancy of the Employee and his designated beneficiary will be determined at the time of the first mandatory distribution from the Account; life expectancies of the Employee and his spouse will not be recalculated annually thereafter (unless the Employee or spouse elects to recalculate--which election may be made by calculating the amount of the required withdrawal using recalculated life expectancies). Only life expectancies of the Employee or spouse (not any other Beneficiary) may be recalculated. Life expectancies will be determined in accordance with applicable regulations. If the Employee elects to receive installments in accordance with this subsection (b), the amount of any installment will be calculated by dividing the value of the assets in the Account by the number of installments remaining in the specified period certain.

The Custodian will not be required to make any distributions, in the absence of written instructions from the Employee. However, if the Employee does not make an election specifying the form of payment within the prescribed time, the Custodian may either assume that the Employee is satisfying all applicable requirements through withdrawals from another 403(b) account or annuity, or may distribute the assets of the Employee's Account to the Employee beginning as soon as practicable thereafter in annual installments for ten years or, if shorter, for the number of years in the Employee's life expectancy.

5.4 Distributions at the Employee's Death. At the Employee's death, distributions will be made in the form elected by the Beneficiary unless the Employee has specified the form of distribution. The Beneficiary must notify the Custodian in writing of the Employee's death and provide such evidence of the Employee's death as the Custodian requests. To the extent the Beneficiary may elect the form of distribution, the Beneficiary must provide written notice to the Custodian listing the date on which distribution will commence, and the manner in which and the period over which distribution will be made. Any form of distribution must comply with the following requirements, and it is the responsibility of the Beneficiary (or other person directing distributions) to insure that all distributions do so comply:

    (a) Death While Receiving Withdrawals Under An Installment Program. If the Employee had already begun taking withdrawals in a program of periodic installments from the Account after the required beginning date, the balance remaining in the Account at the time of the Employee's death must continue to be withdrawn at least as rapidly as under the installment schedule in effect at the time of the Employee's death.

    (b)   Death Before Starting Required Installment Withdrawals.

          (i) If the Employee dies before starting to take installment withdrawals from the Account or before the required beginning date, and the Employee's spouse is not the Beneficiary, the Employee's Account must be withdrawn by the Beneficiary either (A) within five years after the Employee's death, or (B) if the Beneficiary was designated by the Employee and withdrawals by the Beneficiary begin within one year after the Employee's death, in substantially equal annual or more frequent installments over a period not exceeding the life expectancy of the Beneficiary (as determined as of the date of the Employee's death using applicable regulations).

          (ii) If the Employee dies before starting to take installment withdrawals from the Account or before the required beginning date, and the Em ployee's spouse is the Beneficiary, the Employee's entire Account must be distributed to the Employee's spouse either (A) within five years after the Employee's death, or
              (B) in substantially equal annual or more frequent installments over a period not longer than the spouse's life expectancy as determined as of the time distribution is commenced (without annual recalculation thereafter unless the spouse elects to recalculate), using applicable regulations, provided that withdrawals under this clause (B) must begin on or before the later of the date on which the Employee would have attained age 70-1/2 or one year after the Employee's death.

5.5 Incompetent Recipient. If an amount is payable to a person known by the Cus todian to be a minor or under a legal disability, the Custodian may, in its ab solute discretion, pay all or any part of such amount to (a) a parent of such person, (b) the guardian, committee or other legal representative, wherever appointed, of such person, including a custodian for such person under a Uniform Gifts to Minors Act or similar act, (c) any person having the control and custody of such person, or (d) to such person directly.

5.6 Distributions Pursuant to Domestic Relations or Other Court Orders. Where required by law, the Custodian will make payments pursuant to any "qualified domestic relations order" (as defined in ERISA) or any other domestic relation s or other order issued by a court having authority over the Account, where applicable. The Employer will determine whether any domestic relations order m eets the requirements of a qualified domestic order and will notify the Custodian.

The Employee will direct the Custodian whether or not to contest or defend against any such order and the Custodian will do so, provided that the Custodian will have no responsibility to so contest or defend unless it has first been indemnified to its satisfaction by the Employee against its costs, expenses (including attorney's fees) and other liabilities arising therefrom.

5.7 Withdrawals Payable in Cash or in Shares. All withdrawals will be paid in cash or in shares of one or more Funds, as designated in writing by the Employ ee or Beneficiary. When required to pay a withdrawal in cash, the Custodian will redeem sufficient shares of one or more Funds in the Employee's Account t o provide the amount necessary; any such redemptions will be in accordance with the Employee's instructions (or, in the absence of such instruction, in proportion to the value of the shares of each Fund held in the Account). Payment in shares will be carried out by reregistering the appropriate number of shares in the name of the Employee.

5.8 Transfer of Account. At the written direction of the Employee, the Custod ian will redeem a portion or all of the shares of one or more Funds in the Employee's Account and will transfer the cash received, less any charges, to the custodian or insurer of another custodial account or annuity contract esta blished for the benefit of the Employee under Code Section 403(b) or to the trustee or custodian of a rollover individual retirement account specified by the Employee. Neither the Custodian nor the Sponsor will have any responsibili ty to determine whether such other custodial account or annuity contract or individual retirement account or annuity meets the requirements of Code Section 403(b) or 408 or whether the transfer or rollover will constitute a tax-free transaction.

5.9 Loans. Loans may be made to Employees on the following basis:

    (a) Upon receipt of a properly completed and signed written application and promissory note payable to the Custodian from the Employee, the Custodian may make a loan to the Employee from his or her Account. The minimum loan will be $1,000, or such smaller amount as the Custodian may specify in its rules and procedures for loans. In no event will the total of any outstanding loan or loans to the Employee exceed the lesser of $50,000 or 50% of the balance of his or her Account. The $50,000 limitation is reduced by the excess, if any, of the highest outstanding balance of loans from the Account during the one-year period ending on the day before the date of the current loan over the outstanding balance of loans from the Account on the date of the current loan. All loans will be secured by one-half of the Employee's Account balance. Interest and principal repayments on the loan will be credited to the Employee's Account and will be invested in shares and fractional shares of one or more Funds in accordance with the Employee's investment instructions under Section 4.1 in effect at the time each loan repayment is received by the Custodian.

    (b) All loans from the Employee's 403(b) Account will bear a reasonable rate of interest; and the manner of determining such reasonable interest rate may be specified in the Custodian's rules and procedures.

    (c) If Section 12.2 is applicable, loans will be made available to all Employees on a reasonably equivalent basis.

    (d) Any loan or loans to an Employee from his or her 403(b) Account will be repaid by the Employee over a specified period of time, in the form and manner specified in the Note signed by the Employee, but in no event over a longer period than five years from the date of borrowing. Any loan must be amortized on a substantially level basis with payments not less frequently than monthly. In the event the Employee does not repay all or a portion of the principal amount on such loan within the time prescribed, he or she will continue to be liable for any balance on the loan not paid in addition to interest owed on principal payments not made. Any default in the payment of principal or interest on a loan from the Employee's account will reduce the amount available in such Account for distribution to the Employee (or the Employee's beneficiary in the event of the Employee's death). In addition, any default which is not cured within the period of time provided in the Custodian's rules and procedures will be treated as a taxable distribution to the Employee (or beneficiary, if applicable).

    (e) The Custodian may prescribe such rules and procedures as are deemed proper in order to administer the provisions of this Section 5.9, and reserves the right to charge an administration fee for processing and maintaining such loans.

5.10 Direct Rollovers. Notwithstanding any provision of this Agreement to the contrary that would otherwise limit a distributee's election under this section, effective for distributions or withdrawals from the Employee's Account on or after January 1, 1993, a distributee may elect (at the time and in the manner specified by the Custodian) to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

For purposes of this section, the following terms have the meaning given.

    (a) Eligible rollover distribution means any withdrawal or distribution of all or any portion of the amount in the Employee's Account, except that an eligible rollover distribution does not include: any withdrawal or distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any withdrawal or distribution to the extent such distribution is required under Code Section 403(b)(10); and the portion (if any) of any withdrawal or distribution that is not includable in gross income.

    (b) Eligible retirement plan means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), or an arrangement described in Code
        Section 403(b), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

    (c) Distributee means the Employee. In addition, the Employee's surviving spouse and the Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code
        Section 4l4(p) (if applicable), are distributees with regard to the interest of the spouse or former spouse.

    (d) Direct rollover means a payment from the Employee's account to the eligible retirement plan specified by the distributee.

Article 6: Custodian

6.1 Duties. The Custodian will perform the following duties related to the administration of the Employee's Account:

    (a) Receive contributions under Section 3.2 (or, if applicable, loan repayments), invest such contributions (or repayments) in shares of one or more Funds in accordance with the Employee's investment instructions, and credit such shares to the Employee's Account;

    (b) Maintain custody of the assets in the Account;

    (c) Collect income and reinvest such income as provided in this Agreement;

    (d) Execute orders for purchase, sale or exchange of shares of Funds in accordance with the Employee's instructions and make settlements in accordance with general practice;

    (e) Maintain records of all transactions in the Account;

    (f) Not less frequently than annually, provide the Employee appropriate statements of the Account showing all transactions of the Account;

    (g) File with the Internal Revenue Service and/or any other government agency such returns, reports, forms, and other information as may be required of it as Custodian;

    (h) Perform such other duties and services as may be necessary under this Agreement.

The Custodian may appoint one or more agents, attorneys or contractors, including the Sponsor (or a contractor or affiliate of the Sponsor), to carry out any of its duties hereunder.

6.2 Share Redemptions. If cash is needed to pay taxes, fees, or other expenses properly chargeable to the Account or to make payments to the Employee or his Beneficiary under Article 5, the Employee (or Beneficiary, if applicable) will instruct the Custodian in writing (or, if applicable, by telephone or other electronic means) which Fund should be redeemed or sold if the Account is invested in more than one Fund. In the absence of such written instructions, the Custodian will redeem shares of all Funds in the Account in proportion to the value of the shares of each such Fund held in the Account.

6.3 Limitations on Liabilities and Duties.

    (a) The Custodian will be fully protected in acting in accordance with and in reliance upon any document, order or other direction believed by the Custodian to be genuine and properly given. Conversely, the Custodian will be fully protected in not acting in the absence of proper instructions or when it believes that any document, order or other direction either is not genuine or was not properly given.

    (b) To the extent permitted by law, 30 days after providing to the Employee any statement (whether required under Section 6.1(f), or otherwise), the Custodian will be released and discharged from all liability to the Employee and any other person as to the matters contained in such statement unless the Employee files written objections with the Custodian within such 30-day period.

    (c) The Employee (or Beneficiary) will be solely responsible for his investment directions and the selection of Fund(s). The Custodian and the Sponsor will not be under any fiduciary duty to the Employee (or Beneficiary) with respect to the selection of investments (or otherwise) or be liable for any loss or diminution in value incurred on account of a selected investment.

    (d) Neither the Custodian nor the Sponsor will have any responsibility for determining the proper amount of any contribution or for collecting any contribution (or, if applicable, loan repayment) from the Employer or the Employee. Neither will have any responsibility for determining whether the amount of any contribution is within any applicable limitation under the Code. The Employee will have sole responsibility for the computation of the Employee's exclusion allowance under Code
        Section 403(b)(2), the limitation(s) on contributions under Code Section 415(c), any election available to the Employee under Code Section 415, any limit on elective deferrals (including salary reduction contributions) under Code Section 402(g), and all matters relating to any tax consequences with respect to contributions, earnings, withdrawals, loans or loan repayments, transfers or rollovers to or from the Account (whether on account of the amount or time thereof or otherwise).

    (e) Neither the Custodian nor the Sponsor will be responsible for determining the propriety, amount or timing of any withdrawal by the Employee (or Beneficiary); in particular, neither the Custodian nor the Sponsor will be responsible for compliance with the minimum withdrawal rules of Code Section 403(b)(10) and will be entitled to assume that the Employee (or Beneficiary) is satisfying such requirements from another 403(b) arrangement if the Employee (or Beneficiary) does not comply with such requirements by withdrawals from the Account.

    (f) The Custodian will not be required to carry out any instructions not given in accordance with this Agreement. Neither the Custodian nor the Sponsor will be liable for loss of income, or for appreciation or depreciation in share value resulting from the Custodian's failure to follow instructions not given in accordance with this Agreement.

    (g) The Custodian will have no responsibility to pay any withdrawal unless directed by the Employee or Beneficiary and unless the Employee's or Beneficiary's written withdrawal instructions state the reason for the withdrawal and contain all signature guarantees and other documents (including proof of any legal representative's authority) requested by the Custodian.

    (h) Neither the Custodian nor the Sponsor will have any liability to the Employee or Beneficiary for any tax penalty or other damages resulting from any inadvertent failure by the Custodian to pay a withdrawal when requested.

    (i) To the extent permitted by law, the Employee agrees to indemnify the Custodian, Sponsor and Funds ("Indemnitees") and hold them harmless from any and all liability whatsoever which may arise either (i) in connection with this Agreement and the Employee's Account (except liability arising from the gross negligence or willful misconduct of any Indemnitee) or (ii) with respect to making or failing to pay any withdrawal, other than for failure to make any distribution in accordance with instructions therefor which are in full compliance with this Agreement.

    (j) The Custodian will not be obligated to commence or to defend a legal action or proceeding in connection with this Agreement unless the Custodian agrees to do so and is indemnified to its satisfaction.

    (k) Neither the Employer nor the Sponsor will have any responsibility or liability for any acts or omissions of the Custodian hereunder.

6.4 Compensation. The Custodian will receive the fees specified in its then c urrent fee schedule. The Custodian may substitute a revised fee schedule from time to time upon 30 days written notice to the Employee. The Custodian will be entitled to such reasonable additional fees as it may from time to time determine for services required of it in addition to those reflected in the fee schedule.

6.5 Resignation and Removal. The Custodian may resign by giving at least 30 d ays written notice to the Employee at his last known address as shown on the Custodian's records. The Sponsor may remove the Custodian hereunder by giving at least 30 days written notice to the Custodian and the Employee at his last known address as shown on the records of the Custodian or Sponsor. In each case, the Sponsor will designate a successor custodian which successor custodian accepts such appointment. Any Custodian appointed hereunder must be a bank or other person who meets the requirements of Code Section 401(f)(2). If the Sponsor fails to appoint a successor custodian in accordance with the preceding two sentences, the Custodian may do so, or will have the right to apply to a court of competent jurisdiction for the appointment of a successor.

On the effective date of its resignation or removal, the incumbent Custodian will transfer to the successor custodian the assets and records (or copies thereof) of the Account; provided, however, that the Custodian may retain whatever assets it deems necessary for payment of its fees, costs, expenses, compensation, and any other liabilities which constitute a charge on or against the assets of the Account or on or against the Custodian.

Article 7: Fees, Taxes, And Other Expenses

Any income or other taxes that may be levied or assessed upon the Account (including any transfer taxes incurred in connection with the investment and reinvestment of Account assets), expenses, fees and administrative costs incurred by the Custodian in the performance of its duties (including fees for legal services rendered to the Custodian), and the Custodian's compensation under Section 6.4, will constitute a charge upon the assets of the Account. If not paid by the Employee within 30 days after being billed therefor by the Custodian, the Custodian will withdraw such fee, tax or expense from the Account and may redeem sufficient shares of any Fund held in the Account to effect such payment without liability for any loss incurred thereby.

Article 8: Protection Of Account

Except as specifically
permitted hereunder, no part of the Account will be used for purposes other than for the exclusive benefit of the Employee. No right or benefit under this Agreement will be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt at such will be void. No right or benefit hereunder will be subject to the debts, contracts, liabilities, engagements or torts of the person who is entitled to such right or benefit, and no such right or benefit shall be subject to attachment or legal process for or against such person. However, the Custodian will carry out the requirements of any qualified domestic relations or other court order relating to the Account.

Article 9: Beneficiary Designation

Each Employee may submit to the Custodian a signed written designation of bene ficiary acceptable to the Custodian. Any such designation of beneficiary will be effective when filed with the Custodian during the Employee's lifetime. Whether or not fully dispositive of the Account, the most recently filed designation of beneficiary accepted by the Custodian will revoke all previously filed designations. Any amount payable as a result of the Employee's death that is not disposed of by a designation of beneficiary, for any reason whatsoever, will be paid to the Employee's estate. If a Beneficiary dies while receiving distributions, the portion of the Account to which the Beneficiary would have been entitled (had he or she survived) shall be paid to the Beneficiary's beneficiary or beneficiaries (or to the Beneficiary's estate) in a lump sum within 90 days after the Custodian receives notification and evidence acceptable to it of the Beneficiary's death.

Article 10: Amendment

10.1 Amendment. The Sponsor may amend this Agreement in its entirety or any por tion thereof. The Sponsor will provide copies of such amendment to the Employer and/or Employee. Nothing in this Agreement will impose on the Sponsor an affirmative obligation to amend the Agreement.

10.2 Limitations. No amendment will be made:

    (a) Which would cause or permit any part of the Account to be diverted to purposes other than for the exclusive benefit of the Employee (or Beneficiary), or cause or permit any portion of such assets to revert to or become the property of the Employer,

    (b) Which would increase the duties or responsibilities of the Custodian without its written consent, or

    (c) Which would retroactively deprive any Employee of any benefit to which he or she was entitled under the Agreement, unless such amendment is necessary, in the opinion of counsel to the Sponsor, to conform the Agreement to, or satisfy the conditions of, Code Section 403(b) or any other applicable law.

Article 11: Termination

11.1 Automatic Termination on
Distribution. This Agreement will terminate when all the assets held in the Account have been distributed or otherwise transferred out of the Account.


11.2 Termination on Disqualification. This Agreement will terminate if, after notification by the Internal Revenue Service that the Employee's Account does not qualify under Code Section 403(b)(7), the Sponsor does not make such amendments as are necessary to so qualify the Account. On such termination of this Agreement, the Custodian will distribute all assets in an Account to the Employee or, in the event of the Employee's death, to the Beneficiary, subject to the Custodian's right to reserve funds as provided in Section 6.5.

11.3 Survival of Indemnification. Notwithstanding Sections 11.1 and 11.2,
Section 6.3(i) will survive the termination of this Agreement.

Article 12: Miscellaneous

12.1 Applicable Law. This Agreement will be construed, administered and enforced in accordance with the laws of the Commonwealth of Massachusetts.
Any action concerning the Account or this Agreement must be brought in a state or federal court located in such Commonwealth.

12.2 Employer Plan. In any instance where the Account is part of an employee pension benefit plan within the meaning of Section 3(2) of ERISA (and regulations thereunder) maintained by the Employer, the following provisions will apply:

    (a) The Employer will be the "plan administrator" within the meaning of ERISA and will be responsible for compliance with the reporting and disclosure and other responsibilities imposed on the plan administrator under ERISA.

    (b) If the Employee is married on the date that any distributions are made from the Account to the Employee, such distribution will be made by purchasing an annuity contract from an insurance company and distributing such contract to the Employee; the form of payment under such contract will meet the requirements of a joint and survivor annuity under Section 205 of ERISA. However, the preceding sentence will not apply if the Employee elects another form of payment permitted under
        Section 5.3 of this Agreement and the Employee's spouse consents thereto in writing. Notifications concerning such an election and consent by the Employee's spouse will be in accordance with Section 205 of ERISA and regulations thereunder.

        If an Employee dies before the commencement of distributions to the Em ployee from the Account, the Beneficiary will be the Employee's spouse if the Employee is married, and the form of payment to the spouse will be the purchase from an insurance company and delivery to the spouse of an annuity contract providing for periodic payments to the spouse for the spouse's lifetime. However, the Employee may designate a different Beneficiary or the Employee or spouse may designate a different form of payment provided that the notifications and procedures for spousal consent under Section 205 of ERISA and regulations thereunder are complied with.

        No loan under Section 5.9 will be made from the Account in the case of a married Employee unless the Employee's spouse consents to the loan.

    (c) The plan administrator will determine whether any domestic relations order purporting to award all or any portion of the Account to anyone other than the Employee is a "qualified domestic relations order"within the meaning of Section 206 of ERISA.

    (d) The limitation provided in the third paragraph of Section 3.2(a) will be applied taking into account salary reduction contributions on behalf of the employee under all plans or arrangements maintained by the Employer.

    (e) Contributions to an Employee's Account must be in accordance with the plan document adopted by the Employer (which may be a separate plan document, or may be this Agreement with such additional provisions relating to eligibility, participation, contributions and other matters as the Employer may adopt); the Employer will be responsible for the plan's compliance with all applicable provisions (including those relating to nondiscrimination) of the Code and ERISA.

12.3 Change of Address. The Employer or the Employee will notify the Custodian in writing of any change of address within 30 days of such change.

12.4 Notice. Any notice from the Custodian or Sponsor to the Employee under this Agreement will be effective when sent by U.S. mail to the address of the Employer or Employee as then shown on the Custodian's or Sponsor's records. Any notice to the Custodian under this Agreement will be by first class mail addressed to its home office.

12.5 Successors. This Agreement will be binding upon and inure to the benefit of the successors in interest of the parties hereto.

12.6 Separability. If any provision of this Agreement is held invalid or illegal for any reason, such determination will not affect any remaining provisions of this Agreement, but this Agreement will be construed and enforced as if such invalid or illegal provision has never been included in this Agreement.

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Control Number: 3494-961107(1297) SSR-LD                         403B-447E-1096
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